Guardant Health Reports Third Quarter 2023 Financial Results and Increases Revenue Guidance
Q3 revenue increased 22% year over year driven by clinical volume growth of 35%
Raises 2023 revenue guidance to $553 to 556 million
PALO ALTO, Calif. November 6, 2023 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter ended September 30, 2023.
Third Quarter 2023 Financial Highlights
•Revenue of $143.0 million for the third quarter of 2023, an increase of 22% over the third quarter of 2022
•Reported 43,900 tests to clinical customers and 7,500 tests to biopharmaceutical customers in the third quarter of 2023, representing increases of 35% and 11%, respectively, over the third quarter of 2022
Recent Operating Highlights
•Presented first results of the PEGASUS MRD de-escalation trial at the European Society for Medical Oncology, ESMO, with data suggesting Guardant Reveal may help guide adjuvant treatment of colon cancer
•Received coverage for Guardant Reveal from Geisinger Health Plan
•Surpassed 200 million covered lives for TissueNext
•Launched Guardant360 for clinical use in Japan and biopharma use in China
•Received regulatory approval in Japan for Guardant360 CDx as a companion diagnostic to ENHERTU for treatment of non-small cell lung cancer patients with HER2 mutations
•Published the first paper for Shield demonstrating utility of blood-based CRC screening in Annals of Oncology
“We ended the third quarter with revenue growth of 22%, driven by strong year-over-year growth in clinical volume. We are starting to see the impact of coverage decisions on Guardant360, with uplifts in ASPs and additional tailwinds further strengthening the financial profile of our Therapy Selection business,” said Helmy Eltoukhy, co-founder and co-CEO. “We recently presented exciting MRD data, further demonstrating the clinical utility of our Reveal blood test. We look forward to a strong finish to the year.”
“We are continuing to make steady progress in our screening business with our Shield blood test,” said AmirAli Talasaz, co-founder and co-CEO. “At our recent investor day, we shared some promising new clinical validation data on the next generation of our Shield test. We are also advancing our progress in lung and other indications as we develop Shield into a multi-cancer early detection test.”
Third Quarter 2023 Financial Results
Revenue was $143.0 million for the three months ended September 30, 2023, a 22% increase from $117.4 million for the three months ended September 30, 2022. Precision oncology revenue grew 31%, driven predominantly by an increase in clinical testing volume and biopharma sample volume, which grew 35% and 11%, respectively, over the prior year period. In addition, our clinical testing revenue for the three months ended September 30, 2023 includes a payment of $3.6 million from Medicare related to a successful appeal for claims dated between 2018 and 2020. Development services and other revenue decreased by 37%, primarily due to the timing and amount of milestones related to our partnership agreements and companion diagnostics collaboration projects with biopharmaceutical customers, as well as a reduction in royalty revenue during the three months ended September 30, 2023.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $85.4 million for the third quarter of 2023, an increase of $8.5 million from $76.9 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 60%, as compared to 66% for the corresponding prior year period. Precision oncology gross margin was 60% in the third quarter of 2023, as compared to 61% in the prior year period. The reduction is primarily due to changes in product mix. Development services and other gross margin was 59% in the third quarter of 2023, as compared to 93% in the prior year period. The change is primarily due to the inclusion of the cost of processing Shield LDT samples as part of our screening market development activities, for which we are currently booking minimal revenue.
Operating expenses were $199.0 million for the third quarter of 2023, as compared to $221.5 million for the corresponding prior year period. Non-GAAP operating expenses were $177.3 million for the third quarter of 2023, as compared to $200.5 million for the corresponding prior year period.

Net loss was $86.1 million for the third quarter of 2023, as compared to $162.0 million for the corresponding prior year period. Net loss per share was $0.73 for the third quarter of 2023, as compared to $1.58 for the corresponding prior year period. The year-over-year reduction in net loss is primarily due to a $31.1 million year-over-year improvement in our loss from operations, a $29.9 million positive change in unrealized gains and losses, and a $9.9 million increase in interest income.
Non-GAAP net loss was $79.2 million for the third quarter of 2023, as compared to $120.8 million for the corresponding prior year period. Non-GAAP net loss per share was $0.67 for the third quarter of 2023, as compared to $1.18 for the corresponding prior year period.
Adjusted EBITDA loss was $79.7 million for the third quarter of 2023, as compared to a $112.8 million loss for the corresponding prior year period.
Free cash flow for the third quarter of 2023 was negative $80.2 million. Cash, cash equivalents and marketable debt securities were $1.2 billion as of September 30, 2023.
2023 Guidance
Guardant Health now expects full year 2023 revenue to be in the range of $553 to $556 million, representing growth of 23% to 24% compared to full year 2022. Guardant Health continues to expect full year 2023 operating expenses to be below full year 2022, driven by efficiency measures and continued leverage of its existing infrastructure, and free cash flow to be approximately negative $350 million in 2023.
Webcast Information
Guardant Health will host a conference call to discuss the third quarter and full year 2023 financial results after market close on Monday, November 6, 2023 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP cost of development services and other, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, Adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, changes in estimated fair value of noncontrolling interest liability, contingent consideration, acquisition related expenses, amortization of intangible assets, fair value adjustments on marketable equity securities, impairment of non-marketable equity securities and other related assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; changes in estimated fair value of noncontrolling interest liability; adjustments relating to contingent consideration; and, if applicable in a reporting period, acquisition-related expenses, and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchase of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.

About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360® CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantINFINITY™ tests for advanced-stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. The Guardant Health screening portfolio, including the commercially launched Shield™ test, aims to address the needs of individuals eligible for cancer screening. For more information, visit guardanthealth.com and follow the company on LinkedIn and Twitter.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2022, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:
investors@guardanthealth.com
Media Contact:
Melissa Marasco
press@guardanthealth.com
+1 650-647-3711

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue:
Precision oncology testing	$133,423	$102,054	$372,060	$278,252
Development services and other	9,607	15,350	36,834	44,395
Total revenue	143,030	117,404	408,894	322,647
Costs and operating expenses:
Cost of precision oncology testing	53,648	39,434	148,111	104,493
Cost of development services and other	3,966	1,062	16,424	4,711
Research and development expense	93,851	100,017	277,338	267,229
Sales and marketing expense	68,934	80,370	216,100	218,405
General and administrative expense	36,174	41,121	118,135	126,068
Total costs and operating expenses	256,573	262,004	776,108	720,906
Loss from operations	(113,543)	(144,600)	(367,214)	(398,259)
Interest income	11,690	1,754	21,477	3,919
Interest expense	(644)	(644)	(1,933)	(1,933)
Other income (expense), net	16,885	(18,389)	56,490	(18,059)
Fair value adjustments of noncontrolling interest liability	—	—	—	(99,785)
Loss before provision for income taxes	(85,612)	(161,879)	(291,180)	(514,117)
Provision for income taxes	490	115	1,226	537
Net loss	$(86,102)	$(161,994)	$(292,406)	$(514,654)
Net loss per share, basic and diluted	$(0.73)	$(1.58)	$(2.66)	$(5.04)
Weighted-average shares used in computing net loss per share, basic and diluted	117,736	102,289	109,791	102,065

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$457,339	$141,647
Short-term marketable debt securities	697,482	869,584
Accounts receivable, net	88,801	97,256
Inventory, net	77,036	51,598
Prepaid expenses and other current assets, net	26,239	31,509
Total current assets	1,346,897	1,191,594
Property and equipment, net	147,671	167,920
Right-of-use assets, net	161,668	174,001
Intangible assets, net	9,670	11,727
Goodwill	3,290	3,290
Other assets, net	128,035	61,453
Total Assets	$1,797,231	$1,609,985
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$205,266	$175,817
Deferred revenue	21,485	17,403
Total current liabilities	226,751	193,220
Convertible senior notes, net	1,139,322	1,137,391
Long-term operating lease liabilities	192,677	210,015
Other long-term liabilities	10,182	9,179
Total Liabilities	1,568,932	1,549,805
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 117,849,155 and 102,619,383 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	2,188,797	1,742,114
Accumulated other comprehensive loss	(5,680)	(19,522)
Accumulated deficit	(1,954,819)	(1,662,413)
Total Stockholders’ Equity	228,299	60,180
Total Liabilities and Stockholders’ Equity	$1,797,231	$1,609,985

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

GAAP cost of precision oncology testing	$53,648	$39,434	$148,111	$104,493
Amortization of intangible assets	(151)	(285)	(448)	(582)
Stock-based compensation expense and related employer payroll tax payments	(1,120)	(1,377)	(3,563)	(3,782)
Non-GAAP cost of precision oncology testing	$52,377	$37,772	$144,100	$100,129

GAAP cost of development services and other	$3,966	$1,062	$16,424	$4,711
Amortization of intangible assets	$(201)	$—	$(603)	$—
Stock-based compensation expense and related employer payroll tax payments	$(437)	$—	$(1,391)	$—
Non-GAAP cost of development services and other	$3,328	$1,062	$14,430	$4,711

GAAP research and development expense	$93,851	$100,017	$277,338	$267,229
Stock-based compensation expense and related employer payroll tax payments	(8,611)	(7,256)	(25,877)	(18,857)
Contingent consideration	(531)	(355)	(1,632)	(2,652)
Non-GAAP research and development expense	$84,709	$92,406	$249,829	$245,720

GAAP sales and marketing expense	$68,934	$80,370	$216,100	$218,405
Amortization of intangible assets	—	(67)	—	(201)
Stock-based compensation expense and related employer payroll tax payments	(5,137)	(6,643)	(18,657)	(18,267)
Non-GAAP sales and marketing expense	$63,797	$73,660	$197,443	$199,937

GAAP general and administrative expense	$36,174	$41,121	$118,135	$126,068
Amortization of intangible assets	(339)	(339)	(1,006)	(1,007)
Stock-based compensation expense and related employer payroll tax payments	(6,794)	(5,955)	(18,017)	(31,042)
Contingent consideration	(220)	(390)	(230)	(4,195)
Non-GAAP general and administrative expense	$28,821	$34,437	$98,882	$89,824

GAAP loss from operations	$(113,543)	$(144,600)	$(367,214)	$(398,259)
Amortization of intangible assets	691	691	2,057	1,790
Stock-based compensation expense and related employer payroll tax payments	22,099	21,231	67,505	71,948
Contingent consideration	751	745	1,862	6,847
Non-GAAP loss from operations	$(90,002)	$(121,933)	$(295,790)	$(317,674)

GAAP net loss	$(86,102)	$(161,994)	$(292,406)	$(514,654)
Amortization of intangible assets	691	691	2,057	1,790
Stock-based compensation expense and related employer payroll tax payments	22,099	21,231	67,505	71,948
Contingent consideration	751	745	1,862	6,847
Unrealized gains on marketable equity securities	(16,634)	13,230	(84,513)	13,230
Impairment of non-marketable equity securities and other related assets	—	5,261	29,054	5,261
Fair value adjustments of noncontrolling interest liability	—	—	—	99,785
Non-GAAP net loss	$(79,195)	$(120,836)	$(276,441)	$(315,793)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

GAAP net loss per share, basic and diluted	$(0.73)	$(1.58)	$(2.66)	$(5.04)
Non-GAAP net loss per share, basic and diluted	$(0.67)	$(1.18)	$(2.52)	$(3.09)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	117,736	102,289	109,791	102,065

Guardant Health, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

GAAP net loss	$(86,102)	$(161,994)	$(292,406)	$(514,654)
Interest income	(11,690)	(1,754)	(21,477)	(3,919)
Interest expense	644	644	1,933	1,933
Other (income) expense, net	(16,885)	18,389	(56,490)	18,059
Provision for income taxes	490	115	1,226	537
Depreciation and amortization	11,037	9,807	32,013	25,793
Stock-based compensation expense and related employer payroll tax payments	22,099	21,231	67,505	71,948
Contingent consideration	751	745	1,862	6,847
Fair value adjustments of noncontrolling interest liability	—	—	—	99,785
Adjusted EBITDA	$(79,656)	$(112,817)	$(265,834)	$(293,671)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net cash used in operating activities	$(77,791)	$(78,160)	$(246,247)	$(218,714)
Purchase of property and equipment	(2,372)	(21,726)	(16,409)	(67,460)
Free cash flow	$(80,163)	$(99,886)	$(262,656)	$(286,174)